EXHIBIT 4.1

[ FACE OF CERTIFICATE ]

HEAVENSTONE CORP.

Number	Incorporated under the laws of the State of Nevada	Shares
xxxxx	COMMON STOCK	xxxxx

This certificate is transferrable in	See Reverse for Certain Definitions
Dallas, Texas or New York, New York	CUSIP 42249H 105

This certifies that ________________________________ is the owner of _______________ fully paid and non-assessable shares of the common stock, $0.0001 par value, of Heavenstone Corp. (hereinafter called the “Corporation”), transferrable on the books of the Corporation by the holder hereof in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed.  This Certificate and the shares represented hereby are issued and shall be held subject to all the provisions in the Certificate of Incorporation, as amended, and the Bylaws of the Corporation, as amended (copies of which are on file at the office of the Transfer Agent), to all of which the holder of this Certificate by acceptance hereof assents.  This Certificate is not valid unless countersigned by the Transfer Agent and Registrar.  Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Date: _________________

CORPORATE SEAL

SPECIMEN	SPECIMEN
Secretary	President

[ REVERSE OF CERTIFICATE ]

HEAVENSTONE CORP.

A full statement of the relative rights, interests, preferences and restrictions of each class of stock will be furnished by the corporation to any shareholder upon written request, without charge.
The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations. Additional abbreviations may also be used though not in the list.
TEN COM – as tenants in common
TEN ENT – as tenants by the entireties
JT TEN – as joint tenants with right of survivorship and not as tenants in common UNIF GIFT MIN ACT – ________________ Custodian _______________ (Minor) under Uniform Gifts to Minors Act __________________ (State)
FOR VALUE RECEIVED, _____________________ hereby sells, assigns and transfers unto
Please insert Social Security or other identifying number of assignee

Shares of the Common Stock represented by the within Certificate and do hereby irrevocably constitute and appoint ________________________________ Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.
Dated: ___________, 20___.
Signature:
X
X
X - NOTICE: The signature to this assignment must correspond with the name as written on the face of this Certificate, in every particular, without alteration or enlargement, or any change whatsoever.
Signature Guaranty:
THE SIGNATURE(S) SHOULD BE MEDALLION STAMP GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION PURSUANT TO S.E.C. RULE 17AD-15.
Signature(s) guaranteed by: